CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 8, 2015 with respect to the audited consolidated financial statements of LKA Gold Incorporated for the years ended December 31, 2014 and 2013.

/s/ MaloneBailey, LLP

www.malonebailey.com
Houston, Texas
June 26, 2015